AMENDMENT NO.6 to
              AMENDED AND RESTATED STANDBY BOND PURCHASE AGREEMENT

     This AMENDMENT NO.6 TO AMENDED AND RESTATED STANDBY BOND PURCHASE AGREEMENT, dated as of May 19,2004, between NUI UTIL.ITIES, INC., a New Jersey corporation (the "Company") and THE BANK OF NEW YORK, as Purchasing Bank (this "Amendment").

     WHEREAS, the Company and The Bank of New York, as Purchasing Bank, are parties to the Amended and Restated Standby Bond Purchase Agreement, dated as of June 12, 2001, among the Company, the Participating Banks and The Bank of New York, as Purchasing Bank, as amended by Amendment No.1 and Waiver dated as of November 21,2001, Amendment No. 2 dated as of June 3, 2002, Amendment No.3 dated as of June 10, 2003, Amendment No, 4 dated as of July 21,2003 and Amendment No.5 dated as of December 4,2003 (the "Standby Bond Purchase Agreement);

     WHEREAS, the Company has requested that the Stated Expiration Date under the Standby Bond Purchase Agreement be extended from June 30, 2004 to June 29, 2005; and

     WHEREAS, the Purchasing Bank is willing to agree to grant such waivers and so extend the Stated Expiration Date, subject to the terms and conditions hereof;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Defined Terms. Terms defined in the Standby Bond Purchase Agreement and not otherwise defined herein are used herein as therein defined.

     2. Extension of Stated Expiration Date. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, effective as of June 30, 2004, the definition of "Stated Expiration Date" in Section 1.01 of the Standby Bond Purchase Agreement shall be amended by replacing the date "June 30, 2004" with the date "June 29, 2005",

     3. Amendment.

          (a) Section 5.15 of the Standby Bond Purchase Agreement is hereby amended to delete the figure "$20,000,000" in subclauses (j) of clause (c) thereof and to replace it with the figure "$56,300,000",

          (b) Section 5.1O(a) is hereby amended by deleting in the second, third and fourth lines thereof the words "the Company" and replacing them with the words "NUI Corporation".

          (c) Section 5.10(b) is hereby amended by deleting in the second line thereof, each time they appear, the words "the Company" and replacing them with the words "NUI Corporation" .

          (d) Section 5.10(d) is hereby amended by deleting in the second and third lines thereof the words "the Company" and replacing them with the words 'NUI Corporation".

     4. Representations and Warranties. In order to induce the Purchasing Bank to agree to enter into this Amendment, the Company hereby represents and warrants, as of the date of this Amendment, as follows:

          (a) The execution and delivery by the Company of this Amendment, and the performance by the Company of the Standby Bond Purchase Agreement as amended by this Amendment, (a) are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company's or any Subsidiary's certificate of incorporation or by-laws, (ii) any Applicable Laws (including the Margin Regulations) or (iii) any legal or contractual restriction binding on or affecting the Company or any Subsidiary or any of their respective properties and (b) will not result in the creation or imposition of any Lien upon any property or assets of the Company.

          (b) No Government Approval or Governmental Registration is required for the due execution and delivery by the Company of this Amendment or the performance by the Company of the Standby Bond Purchase Agreement as amended by this Amendment, except for such Governmental Approvals and Governmental Registrations that have been duly obtained or made and are in full force and effect on the date hereof.

          (c) This Amendment and the Standby Bond Purchase Agreement as amended by this Amendment each constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar Applicable Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (d) Each of the representations and warranties of the Company contained in Article IV of the Standby Bond Purchase Agreement is true and correct on and as of the date hereof; provided that in making such representation and warranty with respect Section 4.05 of the Standby Bond Purchase Agreement, (i) all references therein to September 30, 2000 shall be deemed to be references to September 30, 2002, (ii) all references therein to Arthur Andersen shall be deemed to be references to PriceWaterhouseCoopers, (Hi) all references therein to March 31,2001 shall be deemed to be references to June 30, 2003, (iv) all references therein to "the six-month period" shall be deemed to be references to "the nine-month period" and (v) Section 4.05 shall be deemed further qualified by the insertion immediately prior to the final period thereof of the words "except to the extent disclosed in the Company's public filings", and provided further that in making such representation and warranty with respect to Section 4.06 of the Standby Bond Purchase Agreement, (1) all references therein to September 30,2000 shall be deemed to be references to September 30, 2002, (2) all references therein to December 31, 2000 shall be deemed to be references to December 31,2002, (3) all references therein to March 31, 2001 shall be deemed to be references to March 31,2003, and
     (4) the words "June 30,2003" shall be added after the amended reference to "March 31, 2003".

          (e) No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default

     5. Conditions to Effectiveness. The amendments provided for in Section 3 above shall be effective as of the date hereof, but shall not become effective as of such date unless and until each of the following conditions precedent have been satisfied:

          (a) The Purchasing Bank shall have received each of the following, in form and substance satisfactory to the Purchasing Bank:

               (i) This Amendment, duly executed on behalf of each of the parties hereto.

               (ii) A certificate of an officer of the Company, certifying the names and true signatures of the officers of the Company authorized to execute on behalf of the Company this Amendment.

               (iii) A certificate of an officer of the Company certifying as to the matters set forth in Section 4(d) and (e) above.

               (iv) Legal opinions of (A) in-house counsel to the Company and
          (B) Pillsbury Winthrop LLP, counsel to the Purchasing Bank, in each case, as to such matters incident to this Amendment and the transactions contemplated hereby as the Purchasing Bank shall have reasonably requested.

               (v) Such other documents, instruments, opinions and approvals as the Purchasing Bank shall have reasonably requested.

          (b) The Company shall have paid to the Purchasing Bank (i) all commitment fees accrued under Section 2.08 of the Standby Bond Purchase Agreement to (but not including) the date hereof and (ii) all other fees, expenses and other amounts then payable to the Purchasing Bank or any of its Affiliates pursuant to the Standby Bond Purchase Agreement or the Related Documents or in connection with this Amendment, including the fees and disbursements of legal counsel of the Purchasing Bank relating to this Amendment to the extent that an invoice therefor has been delivered to the Company.

     6. Confirmation of Amended Agreement. The Standby Bond Purchase Agreement as amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

     7. Governing Law. The rights and duties of the Company and the Purchasing Bank under this Amendment shall, pursuant to New York General Obligations Law
Section 5-1401, be governed by the law of the State of New York.

     8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

     9. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the date first set forth above.


                                     COMPANY


                                      By: Peter Maricondo
                                      Title: Chief Financial Officer


                                      PURCHASING BANK

                                      THE BANK OF NEW YORK


                                      By: Charlotte Sohn Fuiks
                                      Title:  Vice President